Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-190348) of Corning Natural Gas Holding Corporation of our report dated December 23, 2015 relating to the consolidated financial statements, which appear in this Form 10-K of Corning Natural Gas Holding Corporation for the year ended September 30, 2014.

Freed Maxick CPAs, P.C.

Rochester, New York

December 23, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-190348) of Corning Natural Gas Holding Corporation of our report dated December 23, 2015 relating to the consolidated financial statements, which appear in this Form 10-K of Corning Natural Gas Holding Corporation for the year ended September 30, 2014.

Freed Maxick CPAs, P.C.

Rochester, New York

December 23, 2015